Exhibit 99.4

CONSENT TO BEING NAMED AS A PROSPECTIVE DIRECTOR

As required by Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference to my name as a prospective director of Gaming and Leisure Properties, Inc. (the “Registrant”) in the prospectus forming a part of a registration statement on Form S-11 to be filed by the Registrant with the U.S. Securities and Exchange Commission, and any amendments thereto.

Date: August 28, 2013

/s/ Joseph W. Marshall, III
Joseph W. Marshall, III